EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2013 Gentex Corporation Employee Stock Purchase Plan of our reports dated February 20, 2013, with respect to the consolidated financial statements of Gentex Corporation and Subsidiaries, and the effectiveness of internal control over financial reporting of Gentex Corporation and Subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Grand Rapids, Michigan
May 28, 2013